Exhibit 99.1

BULLDOG RELEASES NEW AUTOMATIC

VEHICLE LOCATION SOFTWARE

New Road BOSSTM Automatic Vehicle Location Platform Enhances Security

of Asset Management Software

Richmond, British Columbia, Canada - May 28, 2004 - Bulldog Technologies Inc. (OTCBB: BLLD) announced today the release of its new Road BOSSTM Automatic Vehicle Location, (AVL) and security application software.

Bulldog has combined Miletus Associates Inc.'s TracerLink vehicle tracking application with its proprietary security and monitoring solutions, to create a unique and innovative fleet management and security-monitoring platform.

With the completion of the AVL software product, Bulldog can now offer a complete security and asset management solution for the transportation industry, which combines Bulldog's advanced development of transportation security systems, and Miletus's asset management software platform.

"We believe this combination of Bulldog's proprietary security technology combined with Miletus's widely recognized asset management platform provides the customer with a unique way to securely manage and track assets through one system," said John Cockburn, Bulldog Technologies' CEO. "We feel that this will create a competitive edge for our solutions, * and offer customers a value proposition that is unsurpassed in the industry. *"

This joint Road BOSSTM software application was developed upon Miletus's Total Asset Visibility (TAV), platform, and offers seamless interoperability with all of the transportation industries' major open tracking solutions. Bulldog will distribute the Road BOSSTM application in conjunction with its BOSSTM (Bulldog Online Security System) product line, while Miletus will continue to provide operations and technical support.

Miletus is an innovative high-tech engineering company dedicated to the design and fabrication of specialized data acquisition and recording systems to provide real-time solutions to airborne surveillance and vehicle tracking requirements. Their primary product lines consist of data management, annotation, and recording systems for airborne applications: TracerLink for automatic vehicle or asset location; Vantage Point for airborne mapping and digital image management.

For further information, visit Miletus on the Web at www.miletusassociates.com.

Bulldog Technologies Inc. is a provider of wireless security systems for the supply chain industry. Bulldog has developed the Road BOSSTM (Bulldog Online Security System) for mobile cargo transported in trailers, delivery trucks/vans, and ocean containers. The Yard BOSSTM is a proprietary asset protection and security system developed for cargo containers and trailers stored for extended periods in freight yards and facilities.

For further information, visit Bulldog on the Web at www.bulldog-tech.com.

CEOcast, Inc. for Bulldog Technologies Inc. - Ed Lewis, 212-732-4300

Legal Note on Forward-Looking Statements

This news release may include statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release are marked by an asterisk (*). It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include general factors such as insufficient investor interest in the Company's securities, the impact of competitive products and pricing and general economic conditions as they affect the Company's prospective customers, and specific risks such as the uncertainty regarding acceptance of the Company's products by truck fleet operators and other prospective customers, reliance on third party manufacturers to produce the Company's products and technology, the Company's ability to source product components in a timely manner, and new technological developments that may allow third parties to compromise the effectiveness of the Company's products as a theft-deterrent. Readers should also refer to the risk disclosures outlined in the Company's amended current report on Form 8-K/A filed with the Securities and Exchange Commission on November 24, 2003.